Exhibit 5.1

November 19, 2024

Allied Gaming & Entertainment Inc.

745 Fifth Avenue, Suite 500

New York, NY 10151

RE:	Allied Gaming & Entertainment Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Allied Gaming & Entertainment Inc. (the “Company”), in connection with the filing of Amendment No. 1 to a registration statement on Form S-3 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the prospectus included in the Registration Statement (the “Prospectus”), on the date hereof. The Registration Statement relates to the offer and resale by certain selling securityholder of the Company identified in the Prospectus (the “Selling Securityholder”) of (i) up to 6,000,000 shares (the “PIPE Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) a warrant to purchase up to 6,000,000 shares of Common Stock (the “PIPE Warrant”), and (iii) up to 6,000,000 shares of Common Stock issuable upon exercise of the PIPE Warrant (the “Warrant Shares”). The PIPE Shares, PIPE Warrant, and Warrant Shares are collectively referred to herein as the “Securities.”

In connection with this opinion letter, we have examined and relied upon the Registration Statement and the Prospectus and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, certain resolutions of the Company’s Board of Directors relating to the Registration Statement and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

●	the PIPE Warrant has been issued pursuant to a securities purchase agreement (the “Purchase Agreement”) between the Company and the Selling Securityholder; and that the execution, delivery and performance of the Purchase Agreement will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

Allied Gaming & Entertainment Inc.

November 19, 2024

●	to the extent that the obligations of the Company under the Purchase Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Purchase Agreement; that such Purchase Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Purchase Agreement, with all applicable laws and regulations; and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Agreement;

●	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued and the Securities are sold as contemplated by the Registration Statement;

●	all Securities will be issued and sold in compliance with applicable federal and state securities laws.

Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company.

Based upon and subject to the foregoing, and to the limitations and qualifications described below, we are of the opinion that:

1.	the PIPE Shares have been validly issued, are fully paid and non-assessable;

2.	The Warrant Shares have been duly authorized on the part of the Company under the General Corporation Law of the State of Delaware (DGCL) and, when issued in accordance with the terms of the PIPE Warrant by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $1.80 per share; and

Allied Gaming & Entertainment Inc.

November 19, 2024

3.	The PIPE Warrant constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Our opinion expressed above are subject to the following additional limitations, exceptions, qualifications and assumptions:

We do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

The opinions expressed herein are limited to the DGCL and the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

This opinion letter is furnished by us solely for the benefit of the Company in connection with the transactions contemplated by the Registration Statement and may not be relied upon by any person for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Finally, we consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP